UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
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☑	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission
☐	Definitive Proxy Statement		Only (as permitted by Rule 14a-(e)(2))
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
SERVIDYNE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PRELIMINARY PROXY STATEMENT
PROXY STATEMENT
GENERAL INFORMATION
ELECTION OF DIRECTORS
MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
NOMINATION OF DIRECTORS
COMPENSATION OF DIRECTORS
PRINCIPAL HOLDERS OF THE COMPANY’S SECURITIES AND HOLDINGS BY EXECUTIVE OFFICERS AND DIRECTORS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
APPROVAL AND ADOPTION OF AN AMENDMENT TO THE ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
EQUITY COMPENSATION PLAN INFORMATION
COMPENSATION OF EXECUTIVE OFFICERS
OUTSTANDING EQUITY AWARDS
AUDIT COMMITTEE REPORT
INFORMATION CONCERNING THE COMPANY’S INDEPENDENT ACCOUNTANT
CORPORATE GOVERNANCE AND COMMUNICATING WITH THE BOARD OF DIRECTORS
SHAREHOLDER PROPOSALS
OTHER MATTERS

SERVIDYNE, INC.
Atlanta, Georgia

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held On August 27, 2008

The Annual Meeting of Shareholders of SERVIDYNE, INC.  (the “Company”) will be held on Wednesday, August 27, 2008, at 11:00 A.M., Atlanta time, at the Company’s Corporate Headquarters, 1945 The Exchange, Suite 300, Atlanta, Georgia, for the purpose of considering and voting upon the following:

(1) The election of six (6) Directors to constitute the Board of Directors until the next Annual Meeting and until their successors are qualified and elected.

(2) The approval of a proposal to amend the Company’s Articles of Incorporation to increase the number of authorized shares of the Company’s common stock, par value $1.00 per share (“the Common Stock”), from 5,000,000 shares to 10,000,000 shares.

(3) Such other matters as may properly come before the Meeting or any and all adjournments thereof.

The Board of Directors has fixed the close of business on July 14, 2008, as the Record Date for the determination of the shareholders who will be entitled to notice of and to vote at this Annual Meeting of Shareholders or any and all adjournments thereof.

BY ORDER OF THE BOARD OF DIRECTORS

Alan R. Abrams
Chairman of the Board
President and Chief Executive Officer

Atlanta, Georgia
July 31, 2008

IMPORTANT — YOUR PROXY IS ENCLOSED.
PLEASE DATE, SIGN AND MAIL THE ENCLOSED PROXY PROMPTLY.
NO POSTAGE IS REQUIRED IF MAILED
IN THE UNITED STATES IN THE ACCOMPANYING ENVELOPE.

SERVIDYNE, INC.

1945 The Exchange
Suite 300
Atlanta, Georgia 30339-2029

PRELIMINARY PROXY STATEMENT
(Definitive copy intended to be filed by July 31, 2008)

PROXY STATEMENT

The following information is furnished in connection with the solicitation of proxies by the Board of Directors of the Company for the Annual Meeting of Shareholders (the “Meeting”) to be held on Wednesday, August 27, 2008, at 11:00 A.M., Atlanta time, at the Company’s Corporate Headquarters, 1945 The Exchange, Suite 300, Atlanta, Georgia. A copy of the Company’s Annual Report for the fiscal year ended April 30, 2008, and a proxy for use at the Meeting are enclosed with this Proxy Statement. This Proxy Statement and the enclosed proxy first were mailed to shareholders on or about July 31, 2008.

GENERAL INFORMATION

Any proxy given pursuant to this solicitation may be revoked without compliance with any other formalities by any shareholder who attends the Meeting and gives oral notice of his or her election to vote in person. In addition, any proxy given pursuant to this solicitation may be revoked prior to the Meeting by delivering to the Secretary of the Company, at the address set forth above, a notice of revocation or a duly executed proxy for the same shares bearing a later date. All proxies of shareholders solicited by the Company, which are properly executed and received by the President of the Company prior to the Meeting and which are not revoked, will be voted at the Meeting. The shares represented by such proxies will be voted in accordance with the instructions thereon, and unless specifically instructed to vote otherwise, the individuals named in the enclosed proxy will vote to elect all the nominees for Director as set forth in this Proxy Statement. Abstentions and “broker non-votes” will be included in determining whether a quorum is present at the Meeting, but will otherwise have no effect on the election of the Directors. Abstentions and “broker non-votes” will have the effect of negative votes on the proposal to increase the number of the Company’s authorized shares of Common Stock. Broker non-votes are proxies received from brokers or other nominees holding shares on behalf of their clients who have not received specific voting instructions from their clients with respect to non-routine matters. A system administered by the Company’s transfer agent will tabulate the votes cast.

The Company pays the cost of soliciting proxies. Copies of solicitation materials may be furnished to banks, brokerage houses, and other custodians, nominees and fiduciaries, for forwarding to beneficial owners of shares of the Common Stock; and normal handling charges may be paid for such forwarding service. In addition to solicitations by mail, Directors and regular employees of the Company, at no additional compensation, may assist in soliciting proxies by telephone or other means.

As of the Record Date for the Meeting, there were 3,739,059 shares (adjusted for June 2008 stock dividend) of the Common Stock outstanding and entitled to vote. Each holder of the Common Stock, the only outstanding class of voting stock of the Company, is entitled to one (1) vote per share owned on the Record Date.

ELECTION OF DIRECTORS

The Board of Directors recommends the election of the six (6) nominees listed below to constitute the entire Board, to hold office until the next Meeting of Shareholders and until their successors are elected and qualified. If, at the time of the Meeting, any of such nominees should be unable or unwilling to serve, the persons named in the proxy will vote for such substitutes or vote to reduce the number of Directors for the ensuing year in accordance with his judgment of what is in the best interest of the Company. Management has no reason to believe that any substitute nominee or nominees or reduction in the number of Directors for the ensuing year will be required. The affirmative vote of a plurality of the votes cast at the Meeting is required to elect the Directors. The Board has determined that Samuel E. Allen, Gilbert L. Danielson, Herschel Kahn and Robert T. McWhinney, Jr. are independent Directors within the meaning of the listing standards of the Nasdaq Stock Market.

The following information relating to: (1) age as of August 27, 2008; (2) directorships in other publicly-held companies; (3) positions with the Company; and (4) principal employment has been furnished by the respective nominees. Except as otherwise indicated, each nominee has been or was engaged in his present or last principal employment, in the same or a similar position, for more than five (5) years.

INFORMATION ABOUT NOMINEES
NAME	FOR DIRECTOR

Alan R. Abrams	A Director of the Company since 1992, Mr. Abrams has been Chairman of the Board since April 2006, Chief Executive Officer since 1999, and President since 2000. He served as Co-Chairman of the Board from 1998 to April 2006. Mr. Abrams is 53.
J. Andrew Abrams	A Director of the Company since 1992, Mr. Abrams has been Executive Vice President since May 2006. He served as Co-Chairman of the Board from 1998 to April 2006, and Vice-President-Business Development from 2000 to April 2006. Mr. Abrams is 48.
Samuel E. Allen	A Director of the Company since 2003, Mr. Allen has served as Chairman of Globalt, Inc., an investment management company, since 1990, and was Chief Executive Officer of that company from 1990 to 2004. He is also a director of Chattem, Inc., a marketer and manufacturer of over-the-counter healthcare products, toiletries and dietary supplements. Mr. Allen is 72.
Gilbert L. Danielson	A Director of the Company since 2000, Mr. Danielson has served as Executive Vice President, Chief Financial Officer and Director of Aaron Rents, Inc., a company engaged in the lease ownership, rental and specialty retailing of consumer electronics, furniture, household appliances, and accessories, since 1990. Mr. Danielson is 62.
Herschel Kahn	A Director of the Company since March 2008, Mr. Kahn has served as owner and managing principal of HK Enterprises, a company engaged in management and executive development, succession planning, labor relations, contract negotiations, executive compensation, and executive coaching and counseling, since 1993. Mr. Kahn is 74.
Robert T. McWhinney, Jr.	A Director of the Company since 2000, Mr. McWhinney has been President and Chief Executive Officer of Douglass, McCarthy & McWhinney, Inc., a consulting company, since 2003. Mr. McWhinney is 68.

Alan R. Abrams and J. Andrew Abrams are brothers. There are no other family relationships between any Executive Officers, Directors or persons nominated to be Directors of the Company.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

During the fiscal year ended April 30, 2008, the Board of Directors held five (5) meetings, the Audit Committee held four (4) meetings, the Nominating and Corporate Governance Committee held three (3) meetings, the Compensation Committee held four (4) meetings, and a Special Committee held six (6) meetings. All of the Directors who served during the fiscal year ended April 30, 2008, attended at least seventy-five percent (75%) of the aggregate of all Board meetings and the meetings of each committee of the Board on which he served, if any. While the Company invites the Directors to attend the Annual Meeting of Shareholders, the Company does not have a formal policy regarding Director attendance. All Directors attended the Annual Meeting last year.

The Board’s standing Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee are each composed entirely of independent Directors as defined in the listing standards of the Nasdaq Stock Market. These committees all operate pursuant to written charters adopted by the Board of Directors, which are available at the Company’s Website, www.servidyne.com, through the “Investor Relations” and then the “Corporate Governance” links.

The Audit Committee currently consists of Mr. Allen, Mr. Danielson, Chairman, and Mr. McWhinney. The Board has determined that Mr. Danielson is an “audit committee financial expert” within the meaning of the rules of the Securities & Exchange Commission. The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its financial and other oversight responsibilities by serving as an independent and objective party to oversee, monitor and appraise: (1) the integrity of the Company’s financial statements and other external financial information, financial reporting process, and internal controls; (2) the Company’s auditing process, including all engagements of the Company’s independent accountants, the internal auditors, and the performance of financial management; and (3) the Company’s ethical and legal compliance. The Audit Committee has the sole authority to appoint, compensate, retain, and terminate the independent accountants, and to approve all audit and permitted non-audit services, if any, provided by the independent accountants.

The Compensation Committee currently consists of Mr. Allen, Mr. Kahn, and Mr. McWhinney, Chairman. The primary function of the Compensation Committee is to assist the Board of Directors in fulfilling its oversight responsibilities with respect to executive compensation. This Committee is authorized to determine the compensation of the Company’s Executive Officers and to administer the Company’s 2000 Stock Award Plan. Although management may participate in discussions at the Compensation Committee meetings and provide information for consideration, management does not participate in the voting or decision-making. The CEO makes recommendations regarding the compensation of the Executive Officers other than himself. The CEO is not present during the deliberations or voting on his compensation. In determining the compensation of the Executive Officers, including the Named Executive Officers, the Compensation Committee considers not only the recommendations of the CEO, but also objective measurements of business performance, the accomplishment of strategic and financial objectives, the development of management talent within the Company, enhancement of shareholder value, and other matters relevant to the short-term and the long-term success of the Company.

The Nominating and Corporate Governance Committee currently consists of Mr. Allen, Chairman, Mr. Danielson, and Mr. McWhinney. The primary function of the Nominating and Corporate Governance Committee is to assist the Board of Directors in fulfilling its responsibilities with respect to: (1) Board and Committee membership, organization and function; (2) Director qualifications, performance and compensation; and (3) corporate governance. The Committee is responsible for recommending to the Board the slate of nominees to be recommended to the shareholders for election at the Meeting.

The Board also has a standing Executive Committee, currently consisting of Mr. Alan R. Abrams and Mr. J. Andrew Abrams. The Executive Committee is empowered to take actions that do not require the approval of the full Board of Directors, subject to the authority of the other Board committees and the requirements of applicable law. All actions of the Executive Committee are subsequently submitted to the full Board of Directors for affirmation. The Executive Committee did not meet during fiscal 2008, but did execute several unanimous consents in lieu of meetings.

NOMINATION OF DIRECTORS

Nomination Process.  The Nominating and Corporate Governance Committee is responsible for considering and making recommendations to the Board of Directors concerning the nominees to be recommended to the shareholders in connection with the Company’s Annual Meeting of Shareholders and nominees for appointments to fill any vacancy on the Board or fill any newly created Board seats. To fulfill these responsibilities, the Nominating and Corporate Governance Committee periodically considers and makes recommendations to the Board of Directors regarding what experience, talents, skills and other characteristics the Board as a whole should possess in order to maintain its effectiveness. In determining whether to nominate an incumbent Director for re-election, the Board of Directors and the Nominating and Corporate Governance Committee evaluate each incumbent’s continued service in light of the Board’s collective requirements at the time such Director comes up for re-election.

When the need for a new Director arises (whether because of a vacancy or because of a newly created Board seat), the Nominating and Corporate Governance Committee proceeds by whatever means it deems appropriate to identify a qualified candidate or candidates. The Committee reviews the qualifications of each candidate, and final candidates are generally interviewed by one or more Board members. The Committee then makes a recommendation to the Board based on its review, the results of interviews with the candidate, and all other available information. The full Board of Directors makes the final decision about whether to elect such candidate to the Board.

Director Qualifications.  The Nominating and Corporate Governance Committee is responsible for considering and making recommendations to the Board of Directors concerning the criteria for the selection of qualified Directors. At a minimum, Directors should have high moral character and personal integrity, demonstrated accomplishment in his or her field, and the ability and desire to devote sufficient time to carry out the duties of a Director. In addition to these minimum qualifications for candidates, in evaluating candidates the Board of Directors and the Committee may consider all information relevant in their business judgment to the decision of whether to nominate a particular candidate for a particular Board seat, taking into account the then-current composition of the Board of Directors. These factors may include but are not limited to: a candidate’s professional and educational background, reputation, industry knowledge and business experience, and the relevance of those characteristics to the Company and the Board of Directors; whether the candidate will complement or contribute to the mix of talents, skills and other characteristics needed to maintain the Board’s effectiveness; the candidate’s ability to fulfill the responsibilities as a Director and as a member of one or more of the Board’s standing committees; whether the candidate is independent; and whether the candidate is financially literate or a financial expert.

Shareholder Nominations.  Nominations of individuals for election to the Board of Directors at any meeting of shareholders at which Directors are to be elected may be made by any Company shareholder entitled to vote for the election of Directors at that meeting by complying with the procedures set forth in Section 10 of the Company’s Bylaws. Section 10 provides that notice of proposed shareholder nominations must be given to the Secretary of the Company at the Company’s principal executive offices not less than sixty (60) days nor more than ninety (90) days prior to the meeting at which Directors are to be elected, unless the notice of meeting or public disclosure of the date of the meeting is given less than sixty (60) days prior to the meeting, in which case the notice of nomination must be received not later than the tenth (10th) day following the date on which the notice of meeting was mailed to shareholders or such public disclosure was made. The notice of nomination must contain information about each proposed nominee, including age, address, principal occupation, the number of shares of stock of the Company beneficially owned by such nominee, and such other information as would be required to be disclosed under the Securities Exchange Act of 1934 (the “Exchange Act”), in connection with any acquisition of shares by such nominee or in connection with the solicitation of proxies by such nominee for his or her election as a Director. Information must also be disclosed by and about the shareholder proposing to nominate that person. The chairman of a shareholder meeting may refuse to acknowledge any nomination not made in compliance with the foregoing procedure.

The Nominating and Corporate Governance Committee will consider recommending to the Board of Directors that it include in the Board’s slate of Director nominees to be presented to a meeting of shareholders a nominee submitted to the Company by a shareholder who has beneficially held at least five percent (5%) of the Company’s outstanding Common Stock for at least two (2) years. In order for the Nominating and Corporate Governance Committee to consider such nominees, the nominating shareholder should submit the information about the nominee and the nominating shareholder, as described in Section 10 of the Bylaws, to the Secretary of the Company at the Company’s principal executive offices within the time period prescribed by Rule 14a-8 under the Exchange Act — generally, at least one hundred twenty (120) days before the first anniversary of the date that the Company’s Proxy Statement was released to shareholders in connection with the previous year’s Annual Meeting of Shareholders. That deadline can be found herein under “Shareholder Proposals.” A nominating shareholder should expressly indicate that such shareholder desires that the Board of Directors and the Nominating and Corporate Governance Committee consider such shareholder’s nominee for inclusion with the Board’s slate of nominees a meeting of shareholders, and should submit information demonstrating that the shareholder has beneficially owned and continues to beneficially own at least five percent (5%) of the Company’s outstanding Common Stock for at least two (2) years. The nominating shareholder and his or her nominee should undertake to provide, or consent to the Company obtaining, all other information the Board of Directors and the Nominating and Corporate Governance Committee may request in connection with their evaluations of the nominee.

A nominee submitted to the Company by a qualified shareholder must satisfy the minimum qualifications for Director described above. In addition, in evaluating shareholder nominees for inclusion in the Board’s slate of nominees, the Board of Directors and the Nominating and Corporate Governance Committee may consider any relevant information, including: the factors described above; whether there are or will be any vacancies on the Board of Directors; the size of the nominating shareholder’s Company holdings and the length of time such shareholder has owned such holdings; whether the nominee is independent of the nominating shareholder, and able to represent the interests of the Company and its shareholders as a whole; and the interests and/or intentions of the nominating shareholder.

COMPENSATION OF DIRECTORS

Effective June 1, 2007, each independent Director has been paid a retainer of $700 per month and a fee of $1,500 for each Board of Directors meeting attended. In addition, independent Directors who were members of a committee of the Board of Directors has been paid a fee of $700 for each committee meeting attended. The chairman of the Audit Committee has been paid an annual retainer fee of $10,000. The chairman of the Compensation Committee and the chairman of the Nominating and Corporate Governance Committee were each paid an annual retainer fee of $5,000. The chairman of the Special Committee was paid a one-time monthly retainer fee of $1,000 for the months in which such meetings of the Special Committee were held. Inside Directors receive no fee or other renumeration of any kind for their service on the Board of Directors or on a committee of the Board of Directors.

Prior to June 1, 2007, each independent Director was paid a retainer of $600 per month and a fee of $1,300 for each Board of Directors meeting attended. In addition, independent Directors who were members of a committee of the Board of Directors were paid a fee of $600 for each committee meeting attended.

The compensation paid to the Company’s independent Board of Directors relating to service in fiscal 2008 was as follows:

	Fees
	Earned or
	Paid in	SARs
	Cash	Awards	Total
Name	($)(1)	($)(2)	($)(3)

Samuel E. Allen	34,583	6,018	40,601
Gilbert L. Danielson	37,700	6,018	43,718
Herschel Kahn	5,450	—	5,450
Robert T. McWhinney, Jr.	32,283	6,018	38,301

(1)	The Company maintains a deferred compensation plan (the “Deferred Compensation Plan”) under which each member of the Board of Directors may elect to defer to a future date receipt of all or any part of his compensation as a Director and/or as a member of the committees of the Board. For purposes of the Deferred Compensation Plan, “compensation” means the retainer fees and meeting fees payable to such Directors by the Company in their capacities as Directors or as members of the committees of the Board of Directors, respectively, but excludes awards of restricted stock, stock options, stock appreciation rights, or other equity incentives. A committee member may not participate in any decision relating in any way to his individual rights or obligations as a participant under the Deferred Compensation Plan. For the year ended April 30, 2008, three (3) members of the Board of Directors participated in the Deferred Compensation Plan.

(2)	Represents the compensation costs of Stock Appreciation Rights (“SARs”) for financial reporting purposes for fiscal year 2008 under Statement of Financial Accounting Standards 123 (revised 2004), Share-Based Payment, (“SFAS 123R”), excluding any estimates for forfeitures. See Note 2 to the consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ending April 30, 2008, for the assumptions made in determining the values under SFAS 123R. There can be no assurance that the SFAS 123R amounts will ever be realized.

The SARs awarded have a five-year vesting period, in which thirty percent (30%) of the SARs will vest on the third (3rd) annual anniversary of the date of grant, thirty percent (30%) will vest on the fourth (4th) annual anniversary of the date of grant, and forty percent (40%) will vest on the fifth (5th) annual anniversary of the date of grant, with an early vesting provision by which one hundred percent (100%) of the SARs will vest immediately at such time as the Company’s stock price closes at or above $19.05 per share for ten (10) consecutive trading days or upon a change in control of the Company.

The number of outstanding stock options (adjusted for stock dividend) and SARs (adjusted for stock dividend) held by each of the Company’s independent Directors as of April 30, 2008, is summarized in the table below:

	Number of	Number of
	Securities	Securities
	Underlying	Underlying
	Unexercised	Unexercised
	Options (#)	SARs (#)
Name	Exercisable	Unexercisable

Samuel E. Allen	11,550	21,000
Gilbert L. Danielson	11,550	21,000
Herschel Khan	—	—
Robert T. McWhinney, Jr.	11,550	21,000

(3)	Independent Directors do not receive any other perquisites or other compensation.

The Directors are reimbursed for all reasonable out-of-pocket expenses incurred in attending to Board affairs and Company business.

PRINCIPAL HOLDERS OF THE COMPANY’S SECURITIES
AND HOLDINGS BY EXECUTIVE OFFICERS AND DIRECTORS

The following table sets forth the beneficial ownership (adjusted for stock dividend), as of July 1, 2008, of the Common Stock by: (1) persons (as that term is defined by the Securities and Exchange Commission) who beneficially own more than five percent (5%) of the outstanding shares of such stock; (2) Directors; (3) Executive Officers named in the Summary Compensation Table below; and (4) all Executive Officers and Directors of the Company as a group. The following percentages of outstanding shares total more than one hundred percent (100%), because they are based on SEC beneficial ownership rules, the application of which can result in the same shares being owned beneficially by more than one person. Unless otherwise stated below, the address of each holder listed below is 1945 The Exchange, Suite 300, Atlanta, Georgia 30339.

	Shares of		Percentage
	Common Stock		Outstanding
Name and Address	Beneficially Owned		Shares

David L. Abrams	863,458	(1)	23.09%
Alan R. Abrams	769,725	(2)(3)(4)	19.90%
Kandu Partners L.P.	707,561		18.92%
Post Office Box 53407 Atlanta, Georgia 30355
J. Andrew Abrams	654,113	(2)(5)	17.44%
Abrams Partners, L.P.	577,500	(2)	15.45%
7525 Princeton Trace Atlanta, Georgia 30328
Ann U. Abrams	322,417		8.62%
2828 Peachtree Road, Apt 2901 Atlanta, Georgia 30305
Tamalpais Master Fund, Ltd	198,549	(6)	5.31%
Clifton House, 75 Fort Street PO Box 190 GT, Georgetown Grand Cayman, Cayman Islands
M. Todd Jarvis	70,158	(7)	1.85%
Melinda S. Garrett	60,060	(8)	1.58%
Samuel E. Allen	12,705	(9)	*
Gilbert L. Danielson	12,705	(9)	*
Herschel Kahn	1,050		*
Robert T. McWhinney, Jr.	12,705	(9)(10)	*
All Executive Officers and Directors as a group (9 persons)	1,045,058		25.77%

*	Less than 1%

(1)	Includes 707,561 shares (18.92% of outstanding shares) owned by Kandu Partners, L.P., which David L. Abrams beneficially owns due to his management of the general partner of the partnership.

(2)	Includes 577,500 shares (15.45% of the outstanding shares) owned by Abrams Partners, L.P., which Alan R. Abrams and J. Andrew Abrams each beneficially own due to their joint control of the general partner of such partnership.

(3)	Includes 115 shares owned by Mr. Alan R. Abrams’ wife.

(4)	Includes currently exercisable options to purchase 127,958 shares of the Common Stock.

(5)	Includes currently exercisable options to purchase 12,458 shares of the Common Stock.

(6)	Based on Schedule 13D (adjusted for stock dividend) filed on May 19, 2008, by Tamalpais Master Fund, Ltd. and its investment manager, Tamalpais Management Group LP, whose principal executive office is located at 600 California Street, Suite 540, San Francisco, California 94108.

(7)	Includes currently exercisable options to purchase 54,285 shares of the Common Stock.

(8)	Includes currently exercisable options to purchase 57,750 shares of the Common Stock.

(9)	Includes currently exercisable options to purchase 11,550 shares of the Common Stock.

(10)	All shares are owned jointly with Mr. McWhinney’s wife.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s Directors, certain officers, and persons who beneficially own more than ten percent (10%) of the outstanding Common Stock of the Company to file with the Securities and Exchange Commission reports of changes in ownership of the Common Stock of the Company held by such persons. These persons are also required to furnish the Company with copies of all forms they file under this statute. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and on written representations of such persons, all required forms were filed on time with the exception of Mr. McWhinney inadvertently filing a Form 4 late related to the purchase of shares of Common Stock.

APPROVAL AND ADOPTION OF AN AMENDMENT TO
THE ARTICLES OF INCORPORATION TO INCREASE THE
NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

General

The Company’s Articles of Incorporation currently provide for authorized capital stock consisting of 5,000,000 shares of Common Stock, par value $1.00 per share. This number of authorized shares of Common Stock has not been increased since 1984.

As of July 1, 2008, the Company had 3,739,059 shares of Common Stock issued and outstanding, and options, SARs and warrants to acquire an aggregate of 1,099,886 shares of Common Stock. This totals 4,838,945 shares of Common Stock issued and reserved for issuance under outstanding awards and warrants, which represents approximately 97% of the total 5,000,000 shares of currently authorized Common Stock.

The Board of Directors believes that it is necessary and prudent for the Company to amend its Articles of Incorporation to increase the Company’s authorized shares of the Common Stock to 10,000,000 shares to allow the Company to issue additional shares of Common Stock for the purposes described below, and for any other lawful purpose. Accordingly, on June 5, 2008, the Board of Directors unanimously approved, subject to shareholder approval, an amendment to the Articles of Incorporation to increase the number of authorized shares of the Common Stock to 10,000,000 shares (the “Amendment”).

Purpose and Effect of the Amendment

The proposed increase in the number of authorized shares of the Common Stock is deemed advisable by the Board of Directors in order to, among other purposes:

•	Allow the Company the flexibility of using Common Stock to raise capital and/or as consideration in acquiring other businesses. Since 2000, the Company has reinvented its business by assembling a new business platform focused on providing products and services that enable our customers to gain control of and reduce the operating costs of their facilities. This series of acquisitions includes the June 2008 acquisition of Atlantic Lighting and Supply Company, a distributor of energy efficient lighting products. The Company is continuously seeking opportunities to add more expertise and proprietary products and services to further enhance its core capabilities through additional acquisitions of businesses. Such acquisitions may be effected using shares of Common Stock or other securities convertible into Common Stock and/or by using capital that may need to be raised by selling such securities. The current small number of available authorized shares of Common Stock severely constrains the Company’s ability to effect acquisitions of businesses using shares of its Common Stock or issuing shares to raise capital to fund such acquisitions or for other purposes.

•	Allow the Company to declare stock splits and/or stock dividends. The Company effected a 10% stock dividend in August 2005 and a 5% stock dividend in June 2008. The Board of Directors believes that effecting these stock dividends had a positive impact on the liquidity for the Common Stock in trading on the Nasdaq Global Market. The Board of Directors believes that it would be in the best interests of the Company to have sufficient authorized shares of Common Stock available to allow for additional stock dividends or stock splits in the future if the Board should decide at that time that it was advisable to effect such dividends or splits.

•	Allow the Company to provide equity incentive compensation to its employees, including those of newly acquired businesses. The Board believes that it is critical to incentivize its officers and employees to increase the Company’s revenues and profitability, and as a result, the Company’s market value, through equity incentive awards. The Company’s growth strategy requires that these incentives be provided to new employees of acquired businesses, to new hires to upgrade key areas of the Company’s operations, and to existing employees that are being asked to increase their and the Company’s level of performance. The Board of Directors believes that the Company’s ability to achieve its growth strategy will be impaired without additional shares of authorized Common Stock that could be used to provide such equity incentives.

If the Amendment is approved, the additional authorized but unissued shares of the Common Stock may generally be issued from time to time for such proper corporate purposes as may be determined by the Board of Directors, without further action or authorization by the shareholders, except for some limited circumstances where shareholder approval is required by law or the listing standards of the Nasdaq Global Market.

The possible future issuance of shares of equity securities consisting of Common Stock or securities convertible into Common Stock, such as the issuance of any stock options or stock appreciation rights, could affect the current shareholders of the Company in a number of ways, including the following:

•	diluting the voting power of the current holders of Common Stock;

•	diluting the market price of the Common Stock, to the extent that the shares of Common Stock are issued and sold at prices below current trading prices of the Common Stock, or if the issuance consists of equity securities convertible into Common Stock, to the extent that the securities provide for the conversion into Common Stock at prices that could be below current trading prices of the Common Stock;

•	diluting the earnings per share and book value per share of the outstanding shares of Common Stock; and

•	making the payment of dividends on Common Stock potentially more expensive.

The increase in authorized shares of Common Stock may have an incidental anti-takeover effect, although that is not the intention of this proposal. Additional shares could be used to dilute the stock ownership of parties seeking to obtain control of the Company, and the increase in authorized shares discourages the possibility of, or renders more difficult, certain mergers, tender offers or proxy contests. For example, without further shareholder approval, the Board of Directors could sell shares of the Common Stock in a private transaction to purchasers who would oppose a takeover, thereby potentially preventing a transaction favored by a majority of independent shareholders under which shareholders would have received a premium for their shares over then-current market prices. The Company is not aware of any pending or proposed effort to obtain control or change management of the Company.

If the Amendment is approved by the shareholders at the Meeting, the Amendment will become effective upon the filing of the Articles of Amendment to the Articles of Incorporation with the Secretary of State of the State of Georgia.

No Appraisal Rights

Under Georgia law, shareholders are not entitled to appraisal rights with respect to this proposal.

Vote Required and Recommendation of the Board

The affirmative vote of the holders of a majority of the shares of the Common Stock of the Company represented and voted at the Meeting, assuming the presence of a quorum, is required to increase the number of authorized shares of the Company’s Common Stock from 5,000,000 shares to 10,000,000 shares.

The Board of Directors recommends a vote “FOR” approval of the Amendment.

EQUITY COMPENSATION PLAN INFORMATION

The 2000 Stock Award Plan (the “2000 Stock Award Plan”) was adopted by the Board of Directors in May 2000 and subsequently approved by the shareholders in August 2000. Awards granted under the 2000 Stock Award Plan may be incentive stock options; nonqualified stock options; shares of the Common Stock, which may be nontransferable and/or forfeitable under restrictions, terms and conditions set forth in the award agreement; SARs; or performance shares. The number of shares of the Common Stock with respect to which awards may be granted and outstanding under the 2000 Stock Award Plan is a maximum of 1,155,000 shares (adjusted for stock dividend). The Company has no other compensation plans or arrangements under which equity securities are authorized for issuance. The following table sets forth certain information regarding the 2000 Stock Award Plan as of April 30, 2008 (adjusted for stock dividend):

	(a)	(b)	(c)
	Number of		Number of
	securities to be	Weighted-	securities
	issued upon	average exercise	remaining available
	exercise of	price of	for future issuance
	outstanding	outstanding	(excluding securities
Plan Category	options and SARs	options and SARs	reflected in column(a))

Equity compensation plan approved by shareholders	842,636	$4.32	230,173
Equity compensation plan not approved by shareholders	52,500	$5.00	—

TOTAL	895,136		230,173

COMPENSATION OF EXECUTIVE OFFICERS

The following table sets forth all compensation earned by the Chief Executive Officer (“CEO”) and each of the Company’s other two (2) highest paid Executive Officers for services rendered in all capacities during the Company’s last two (2) fiscal years:

				Non-Equity	All
			Option	Incentive Plan	Other
Name and Principal	Fiscal	Salary	Awards	Compensation	Compensation	Total
Position	Year	($)	($) (1)	($) (2)	($) (3)	($)

Alan R. Abrams	2008	315,180	—	124,811	4,412	444,403
Chairman of the Board, President	2007	306,000	—	106,890	7,025	419,915
and Chief Executive Officer

M. Todd Jarvis	2008	206,000	12,036	—	93,736	311,772
President and Chief Executive Officer,	2007	200,000	8,177	62,411	16,794	287,382
Servidyne Systems, LLC

Melinda S. Garrett	2008	209,000	12,036	73,936	2,314	297,286
Vice President and Secretary	2007	203,000	8,177	70,378	5,755	287,310
Chief Executive Officer and President, Abrams Properties, Inc.

(1)	Represents the compensation costs for financial reporting purposes under Statement of Financial Accounting Standards 123 (revised 2004), Share-Based Payment, (“SFAS 123R”), excluding any estimates for forfeitures. See Note 2 to the consolidated financial statements in the Company’s Annual Report on Form 10-K for the assumptions made in determining the values under SFAS 123R. There can be no assurance that the SFAS 123R amounts will ever be realized.

(2)	Consists of cash incentive compensation (both accrued and deferred, during the applicable fiscal year, such deferral at the election of the respective Executive Officer). The incentive compensation for fiscal 2008 is to be paid to the Named Executive Officers in two (2) installments of which fifty percent (50%) will be paid in July 2008 and the other fifty percent (50%) in January 2009. Payment of each installment is contingent on active employment at the Company on the date the installment is paid.

(3)	Consists of: (i) matching contributions to the Company’s 401(k) Plan; (ii) the economic benefit on premiums paid on behalf of the named Executive Officers under individual life insurance policies; (iii) club fees; and (iv) auto allowance. Such amounts in the fiscal year ended April 30, 2008, were as follows:

	Matching	Economic Benefit
	Contributions to	for Life Insurance
Name	401(k) Plan	Premiums	Club Fees	Auto Allowance	Total

Alan R. Abrams	$3,472	$940	$0	$0	$4,412

M. Todd Jarvis	$3,536	$0	$80,000	$10,200	$93,736

Melinda S. Garrett	$2,314	$0	$0	$0	$2,314

There were no individual grants of stock options, SARs, shares of the Common Stock or performance shares made during the fiscal year ended April 30, 2008, to any of the Named Executive Officers.

For information on the Company’s 2000 Stock Award Plan, see EQUITY COMPENSATION PLAN.

OUTSTANDING EQUITY AWARDS

The number of outstanding equity awards held by each of the Company’s Named Executive Officers as of April 30, 2008 (adjusted for stock dividend), is summarized in the table below:

		Number of	Number of
		Securities	Securities
		Underlying	Underlying
		Unexercised	Unexercised
		Options (#)	SARs (#)	Exercise	Expiration
Name	Grant Date	Exercisable	Unexercisable	Price	Date

Alan R. Abrams	July 17, 2002	127,958	—	$4.42	7/17/2012

M. Todd Jarvis	January 6, 2004	54,285		$4.42	1/6/2014
	June 26, 2006	—	25,200	$3.94	6/26/2016
	December 6, 2006	—	16,800	$3.79	12/6/2016

Melinda S. Garrett	July 17, 2002	57,750		$4.42	7/17/2012
	June 26, 2006	—	25,200	$3.94	6/26/2016
	December 6, 2006	—	16,800	$3.79	12/6/2016

No Executive Officer exercised any stock options during the fiscal year ended April 30, 2008. All of the stock options held by the Executive Officers were “in-the-money” as of April 30, 2008.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended April 30, 2008, with management and the independent accountants, Deloitte & Touche LLP.

Management made representations to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. The discussions with the independent accountants also included the matters required by the Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees), as adopted by the Public Company Accounting Oversight Board in its Rule 3200T.

The independent accountants provided to the Audit Committee the written disclosures and the letter regarding its independence, both as required by the Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees), as adopted by the Public Accounting Oversight Board in its Rule 3600T. The Audit Committee discussed with the independent accountants the auditors’ independence.

Based on the review and discussions referred to above, the Audit Committee’s review of the representations of management, and the report and independence letter of the independent accountants, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K, to be filed with the Securities and Exchange Commission for the fiscal year ended April 30, 2008.

Submitted by the Audit Committee of the Company’s Board of Directors.

Gilbert L. Danielson, Chairman
Samuel E. Allen
Robert T. McWhinney, Jr.

INFORMATION CONCERNING
THE COMPANY’S INDEPENDENT ACCOUNTANT

Deloitte & Touche LLP was the independent public accountant for the Company for the fiscal year ended April 30, 2008. Representatives of Deloitte & Touche are expected to be present at the Annual Meeting and will have the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions. The Audit Committee of the Board of Directors has not selected the independent accountant for the present fiscal year because the matter has not yet been considered.

Fees

The following table sets forth the aggregate fees billed by Deloitte & Touche for the Company’s fiscal years ended April 30, 2008, and April 30, 2007.

Fees Billed in Last Two Fiscal Years

	Year Ended April, 30
	2008	2007

Audit fees	$185,000	$175,000
Audit related fees(1)	3,500	—
Tax fees	—	—
All other fees(2)	3,000	16,500

	$191,500	$191,500

(1)	Fees related to the review of the Company’s implementation of Financial Statement Interpretation 48, Accounting for Uncertain Tax Positions.

(2)	In fiscal 2008, the fees relate to the review of a compilation and in fiscal 2007, the fees relate to the review of the Company’s responses to a SEC comment letter.

Pre-Approval of Audit and Permissible Non-Audit Services

Pursuant to its Charter, the Audit Committee is responsible for the pre-approval of all audit services and all permissible non-audit services to be performed for the Company by the independent public accountant. To help fulfill this responsibility, the Audit Committee has adopted an Audit and Non-Audit Services Pre-Approval Policy (the “Policy”). Under the Policy, all auditor services must be pre-approved by the Audit Committee either (1) before the commencement of each service on a case-by-case basis — called “specific pre-approval;” or (2) by the description in sufficient detail in an appendix to the Policy of particular services that the Audit Committee has generally approved, without the need for case-by-case consideration — called “general pre-approval.” Unless a particular service has received general pre-approval, it must receive the specific pre-approval of the Audit Committee or one of its members to whom the Audit Committee has delegated specific pre-approval authority. The appendix to the Policy describes the services which have received general pre-approval. These general pre-approvals allow the Company to engage the independent public accountant for the enumerated services, subject to fee limits per engagement and aggregate limits per service for a fiscal year. Any engagement of the independent public accountant pursuant to a general pre-approval must be reported to the Audit Committee at its next regular meeting. The Audit Committee periodically reviews the services that have received general pre-approval and the associated ranges of fees. The Policy in no way delegates to management the Audit Committee’s responsibility to pre-approve services performed by the independent public accountant.

CORPORATE GOVERNANCE AND COMMUNICATING WITH THE
BOARD OF DIRECTORS

The Company has adopted a code of ethics applicable to its employees, Directors and Executive Officers, including the Chief Executive Officer and the senior financial officers. The code of ethics is available at the Company’s Website, www.servidyne.com, through the “Investor Relations” and then the “Corporate Governance” links. The charters for the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee are also available on that Website.

Shareholders wishing to communicate with the Board of Directors may do so in writing, in care of the Secretary of the Company, Servidyne, Inc., 1945 The Exchange, Suite 300, Atlanta, Georgia, 30339-2029. The Company’s management may first review, sort and summarize such communications, and screen out any solicitations for goods or services and similar inappropriate communications unrelated to the Company or its business.

SHAREHOLDER PROPOSALS

Proposals of shareholders intended to be presented at the Company’s 2009 Annual Meeting of Shareholders in accordance with the provisions of Rule 14a-8(e) of the Securities and Exchange Commission, and shareholder nominations proposed for inclusion in the Company’s Proxy Statement and form of proxy for that meeting, must be received by the Company at its executive offices on or before April 10, 2009, in order to be eligible for inclusion in the Proxy Statement and form of proxy. (See “Nomination of Directors” above). In accordance with the Company’s Bylaws, shareholder proposals submitted outside of the provisions of Rule 14a-8(e), and shareholder nominations not intended for inclusion in the Company’s Proxy Statement and form of proxy for a meeting of shareholders, generally must be presented to the Secretary not less than sixty (60) days nor more than ninety (90) days prior to such meeting. The Bylaws further require that, in connection with such proposals, the shareholders provide certain information to the Secretary. The summary descriptions of the Bylaws contained in this Proxy Statement are not intended to be complete, and are qualified in their entirety by reference to the text of the Bylaws, which is available upon request of the Company.

OTHER MATTERS

The Board of Directors knows of no other matters to be brought before the Meeting. If other matters should come before the Meeting, however, it is the intention of each person named in the proxy to vote the proxy in accordance with his judgment of what is in the best interest of the Company.

BY ORDER OF THE BOARD OF DIRECTORS

Alan R. Abrams
Chairman of the Board
President and Chief Executive Officer
Atlanta, Georgia
July 31, 2008